Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, made and entered into as of this 26th day of June, 2009, by and between ZBB ENERGY CORPORATION, a Wisconsin corporation (hereinafter referred to as the “Corporation”), and ROBERT JOHN PARRY (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, the Employee and the Corporation are parties to a certain Employment Agreement dated October 4, 2006 (hereinafter referred to as the “Agreement”);

WHEREAS, the parties desire to continue their employment relationship and have elected to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation and the Employee, the parties agree as follows:

(1)

The recitals of the Agreement are hereby superseded by this Amendment.

(2)

Exhibit A referenced in Articles I, II and III of the Agreement shall be replaced in its entirety by the attached First Amendment to Exhibit A of the Employment Agreement.

(3)

Article IV shall be replaced in its entirety with the following:

ARTICLE IV

Termination of Employment

4.1

Termination. Notwithstanding the term set forth in Article I, above, the Employee’s employment hereunder shall be terminated prior to the expiration of such term upon the occurrence of any of the following events:

(a)

In the event that the Employee provides the Corporation three (3) months’ prior written notice of his intent to resign from employment at the Corporation.

(b)

In the event of the Employee’s death.

(c)

In the event of the Disability of the Employee.  For purposes of this Agreement, the term “Disability” shall be defined as the inability of the Employee to perform his normal duties as a full-time employee of the Corporation for a period of ninety (90) consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating one hundred twenty (120) days in any consecutive twelve (12) month period. A physical or mental disability shall be deemed to include the written direction by a physician that the Employee shall, for medical reasons, terminate or substantially reduce his services to the Corporation.  If there is any dispute as to whether the termination of the Employee’s employment was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination.  An examination of the Employee shall be made within thirty (30) days after written notice by the Corporation or the Employee to the other by a licensed physician agreeable to the Corporation.  The Employee shall submit to such examination and provide such information that such physician may request, and the determination of such physician as to the question of the Employee’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement.  A Disability shall be deemed to be continuing unless the Employee performs his regular duties for the Corporation for a continuous period of one (1) month.

(d)

Upon the commission of any of the following acts, as determined by the Corporation, by the Employee:

(i)

The failure of the Employee to perform his duties for the Corporation (other than by reason of illness).

(ii)

Use of alcohol or drugs in such a manner as to interfere with the performance of the Employee's duties for the Corporation.

(iii)

Willful conduct by the Employee which is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

(iv)

Conviction of the Employee of a felony or misdemeanor which, in the reasonable judgment of the Board of Directors of the Corporation, is likely to have an adverse effect upon the business or reputation of the Employee or the Corporation, or which substantially impairs the Employee’s ability to perform his duties for the Corporation.

(v)

Breach by the Employee of any agreement with the Corporation concerning noncompetition, nonsolicitation, or the confidentiality of trade secrets or proprietary or other information.

4.2.

Consequences of Termination.  If the Employee’s employment with the Corporation is terminated for any of the reasons described in Section 4.1, above, or upon the expiration of the term of the Agreement as described in Article I, above, the following shall occur: (a) the Corporation shall pay to the Employee or the Employee’s estate, as the case may be, all compensation accrued under Article III, above, up to or through the date of termination or expiration of the term, as the case may be; (b) the Employee shall be entitled to receive all benefits accrued up to or through the date of termination or expiration of the term, as the case may be, in accordance with the terms of such plans, including, without limitation, any forfeiture provisions set forth in such plans; (c) all vested benefits, if any, held by the Employee on the date of his termination or expiration of the term, as the case may be, under the Option Plans shall become immediately exercisable by the Employee; and (d) the Corporation shall pay to the Employee or the Employee’s estate, as the case may be, an amount equal to Three hundred and Ninety Thousand Dollars ($390,000), in eighteen (18) equal consecutive monthly installments, pursuant to the Corporation’s payroll schedule and practices, beginning on the first regularly scheduled pay date following the termination of employment or the expiration of the term, as the case may be.

(4)

Article V shall be replaced in its entirety with the following:

ARTICLE V

Covenant Not to Compete

The Employee agrees that he shall not, at any time while he is employed by the Corporation or at any time during the eighteen (18) month period following the end of his employment with the Corporation, for any reason, either directly or indirectly, whether as agent, stockholder (except as the holder of not more than five percent (5%) of the stock of a publicly held company, provided the Employee does not participate in the business of such company or render advice or assistance to it), employee, officer, director, trustee, partner, consultant, proprietor, or otherwise, provide services substantially similar to those the Employee provided the Corporation during the twelve (12) months preceding the end of the Employee’s employment, to any business, incorporated or otherwise, operating within a fifty (50) mile radius of the Corporation which is engaged in the sale, marketing and/or distribution of products or services that are directly competitive with those products or services sold or offered by the Corporation during the twelve (12) months preceding the end of the Employee’s employment with the Corporation, for whatever reason.

(5)

Insert after Article V the following articles:

ARTICLE VI

Nonsolicitation

6.1

Restrictions.  Except in the course and scope of the Employee’s duties for the Corporation, the Employee agrees that he shall not, at any time while he is employed by the Corporation or at any time during the eighteen (18) month period following the end of his employment with the Corporation, for any reason, either directly or indirectly, whether as agent, stockholder (except as the holder of not more than five percent (5%) of the stock of a publicly held company, provided the Employee does not participate in the business of such company, or render advice or service to it), employee, officer, director, trustee, partner, consultant, proprietor, or otherwise, sell or attempt to sell to any Restricted Customer products or services competitive with those products or services offered or sold by the Corporation during the twelve (12) months preceding the end of the Employee’s employment with the Corporation, for whatever reason.

6.2

Definitions.

(a)

During the term of the Employee’s employment, the term “Restricted Customer” shall mean those persons or entities to whom the Corporation or its predecessor entity has sold, or solicited to sell, products or services during the term of the Employee’s employment.

(b)

During the period following the end of the Employee’s employment, the term “Restricted Customer” shall mean any entity or person for (i) whom/which the Corporation provided goods, products or services, and (ii) with whom/which the Employee had direct contact on behalf of the Corporation, or about whom/which the Employee acquired non-public information in connection with his employment by the Corporation, during the twelve (12) months preceding the end of the Employee’s employment with the Corporation.

ARTICLE VII

Confidentiality

7.1.

Restrictions.  The Employee agrees that he shall not at any time while he is employed by the Corporation directly or indirectly use or disclose any Confidential Information or Trade Secret of the Corporation, except in the interest and for the benefit of the Corporation.  After the end, for whatever reason, of the Employee’s employment with the Corporation, the Employee will not directly or indirectly use or disclose any Trade Secret of the Corporation.  For a period of two (2) years after the end of the Employee’s employment with the Corporation, for any reason, the Employee will not directly or indirectly use or disclose any Confidential Information of the Corporation.

7.2.

Definitions.

(a)

The term “Trade Secret” shall have the meaning set forth under applicable law.

(b)

The term “Confidential Information” shall mean: (i) all technical information relating to the Corporation’s or its predecessor’s business; (ii) any information concerning any product or service under development by, or being tested by, the Corporation but not yet offered for sale; (iii) any information concerning the pricing policies of the Corporation, the prices charged by the

Corporation to any customer, the volume of orders of any customer, any bids or negotiations being submitted by or being conducted by the Corporation, and all other information concerning the transactions of the Corporation with any customer or proposed customer; (iv) any information concerning the marketing programs or strategies of the Corporation; (v) any financial information concerning the Corporation or its predecessor; (vi) any information concerning the salaries or wages paid to, the work records of, or any other personnel information relating to any employee of the Corporation (except the Employee’s own personnel information); and (vii) any other information determined by the Corporation to be confidential and proprietary and which is identified as such prior to or at the time of its disclosure to the Employee.

(c)

Notwithstanding the foregoing, no information shall be considered to be “Confidential Information” or “Trade Secrets” if such information: (i) is disclosed or published without the fault of the Employee; (ii) is or becomes general public information without disclosure by the Employee; or (iii) is independently developed by the Employee outside the scope of the Employee’s employment without use of Confidential Information or Trade Secrets.

7.3

Surrender of Records.  The Employee agrees upon the end of his employment with the Corporation to immediately surrender to the Corporation all correspondence, letters, contracts, manuals, mailing lists, customer lists, marketing data, ledgers, supplies, corporate checks, and all other materials or records of any kind relating to the Corporation, its predecessor or their business then in his possession or under his control, as well as all copies of any of the foregoing.

(6)

Article VI shall be renumbered Article VIII and shall be replaced in its entirety with the following:

ARTICLE VIII

Assignment and Disclosure of Inventions and Patents

The Employee hereby sells, assigns, and transfers and agrees to sell, assign, and transfer to the Corporation all of his right, title, and interest in and to any and all Inventions (as hereinafter defined) and agrees that all Inventions are or shall become the sole and exclusive property of the Corporation and that only the Corporation shall have the right to use, sell, license, assign, or otherwise exploit such Inventions and products, articles, commodities, methods, or processes employing them.  The Employee shall make a full and complete written disclosure of any and all Inventions to the Corporation and shall promptly execute and deliver to the Corporation all documents which the Corporation may deem necessary or appropriate to effect a valid assignment of the Employee's right and title to any Invention to the Corporation or to prepare, file, or prosecute any domestic or foreign patent application in connection therewith.  The Employee further agrees to fully cooperate with the Corporation and to take such actions as the Corporation may request, including testimony in patent or other legal proceedings, in connection with the protection, establishment and/or enforcement of the Corporation’s rights to any such Invention and/or to permit the Corporation to reduce the same to practice.  The Corporation agrees to reimburse the Employee for any out-of-pocket expenses expended by the Employee in complying with the provisions of this Article VIII.  In addition thereto, the Corporation shall pay to the Employee an amount equal to Two Hundred Fifty Dollars ($250.00) for each patent application prepared and filed with respect to an Invention conceived by the Employee and One Hundred Fifty Dollars ($150.00) for each Invention conceived by the Employee which constitutes a trade secret of the Corporation.  For purposes hereof, an “Invention” shall mean any idea, innovation, discovery, process, design, development, improvement, application, technique, or invention, whether patentable or not, which in any way affects or relates to, or which is or may become capable of being used in the business of the Corporation and which the Employee may, either wholly or in part, and either solely or jointly with others, conceive, make, or secure or may have conceived, made, or secured at any time during the period of time he is employed by the Corporation or the Corporation’s predecessor entity or during the six (6) month period following termination of his employment with the Corporation.

(7)

The following articles shall be renumbered as follows:

•

Article  VII shall be renumbered Article IX

•

Article VIII shall be renumbered Article X

•

Article IX shall be renumbered Article XI

•

Article X shall be renumbered Article XII

•

Article XI shall be renumbered Article XIII

•

Article XII shall be renumbered Article XIV

(8)

Insert the following article after renumbered Article XIV:

Article XV

Miscellaneous

15.1.

The obligations of this Agreement are severable and should be construed independently of each other.  The invalidity of one provision shall not affect the validity of any other provision.

15.2.

Notwithstanding any termination or expiration of this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities, or obligations upon or subsequent to the termination of the Employee’s employment.

15.3.

The Employee recognizes that irrevocable injury may result to the Corporation, its business, and its property in the event of a breach by him of the restrictions imposed by Articles V, VI, VII, and VIII, and that the Employee’s acceptance of such restrictions was a material factor in the Corporation’s decision to provide employment to the Employee.  The Employee agrees that if he shall engage in any acts in violation of Articles V, VI, VII, and VIII, the Corporation shall be entitled, in addition to such other remedies and damages as may be available to it, to an injunction prohibiting him from engaging in any such acts.

15.4.

The Employee agrees to fully disclose the terms of Articles V, VI, VII, and VIII to any person, firm, corporation, or other entity by which or with whom he may hereafter become employed, or to which he may hereafter render services, prior to accepting any such employment or performing any such services and further agrees that the Corporation may, if it desires, send a copy of this Agreement to, or otherwise make the provisions hereof known, to any such employer.

(9)

Remaining Terms Unaffected.  The remaining terms of the Agreement, except as specifically amended herein, shall remain in full force and effect.

(10)

Consideration.  Execution of this Amendment is a condition of the Employee’s continued employment with the Corporation and the Employee’s continued employment by the Corporation constitutes the consideration for the Employee’s undertakings hereunder.  In addition, the Employee acknowledges and agrees that the severance benefit provided to him under revised Subparagraph 4.2(d) is greater than what he would have otherwise been entitled to absent this Amendment and constitutes additional consideration for the Employee's undertakings hereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day, month, and year first above written.

CORPORATION:

ZBB ENERGY CORPORATION.

By: /s/ William A. Mundell

(Chairman)

EMPLOYEE:

/s/ Robert John Parry

Robert John Parry

FIRST AMENDMENT TO EXHIBIT A OF THE EMPLOYMENT AGREEMENT

SECTION I. TERM

The term of the Employee’s employment under this Agreement, subject to the revision of the First Amendment to the Employment Agreement dated June 26, 2009,  shall commence effective as of July 1, 2009, and shall, except as it may otherwise be subject to termination hereunder, continue thereafter for a period of one (1) year.

SECTION II.  POSITION AND DUTIES

The Employee shall be employed by the Corporation in the capacity of Chief Executive Officer and in such capacity shall have responsibility for the overall management and control of policy and direction of the Corporation as provided for under Section 4.06 of the Corporation’s By-Laws.  In addition, the Employee shall serve as a member of the Board of Directors of the Corporation.

SECTION III.  SALARY AND BENEFITS

The Corporation shall pay to the Employee an annual salary equal to at least Two Hundred and Sixty Thousand Dollars ($260,000.00).  The Employee’s salary shall be payable in equal installments not less frequently than monthly.

The Employee shall also be entitled to participate in any individual or group life insurance, health insurance, qualified pension or profit sharing plan, or any other fringe benefit program which the Corporation may from time to time make available to its management employees.  In addition thereto, the Employee shall be entitled to participate in a stock option benefit which shall be made available to the Corporation’s management team.